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                            ROUTIER AND JOHNSON, P.C.
                                ATTORNEYS AT LAW
                               1700 K STREET N.W.
                                   SUITE 1003
                             WASHINGTON, D.C. 20006

                                November 15, 1995                 (202) 296-4852


                               CONSENT OF COUNSEL

     We hereby consent to the reference to this firm under the caption "Legal Matters" in the prospectus forming part of the registration statement on Form S-1 for Glenbrook Life and Annuity Company (File No. 33-62193).


                                                  Routier and Johnson, P.C.



                                                  By: /s/ GREGOR B. McCURDY
                                                     ----------------------
                                                     Gregor B. McCurdy